Nicor Gas
                                                                       Form 8-K
                                                                   Exhibit 99.1



FOR IMMEDIATE RELEASE                  FOR MORE INFORMATION
December 20, 2005                      Financial Contact:  Mark Knox, re: N-951
                                                           630 388-2529

                                       Media Contact:      Annette Martinez
                                                           630 388-2781

NICOR ANNOUNCES APPOINTMENT OF TWO NEW DIRECTORS

Naperville, IL - Nicor Inc. (NYSE: GAS) today announced the appointment of Georgia R. Nelson and Raymond A. Jean to the Nicor
Inc. board of directors. They were also appointed to the board of directors of the company's principal subsidiary, Nicor Gas.

Ms. Nelson is the president and chief executive officer for PTI Resources, LLC, an independent consulting firm focusing on corporate governance issues and the energy industry. She was president of Midwest Generation, headquartered in Chicago and one of the largest independent power producers in the Midwest, from 1999 to 2005. Ms. Nelson also served as General Manager of Edison Mission Energy
- Americas, overseeing a number of Edison Mission facilities outside Illinois in addition to Edison Marketing and Trading, a Boston-based energy marketing subsidiary, from 2002 to 2005. In addition, she was with Southern California Edison for more than 25 years, where she was also a senior executive. Ms. Nelson, 55, currently serves on the boards of directors of Cummins Inc. and Tower Automotive, Inc.

Mr. Jean is the chairman, president and chief executive officer of Quanex Corporation, a manufacturer of engineered materials and components for the vehicular products and building products markets, and has held that position since 2001. Previously, he was corporate vice president for Amsted Industries, a diversified, privately-held manufacturer of railroad, vehicular, building and general industrial products. Mr. Jean also served as president and chief executive of Varlen Corporation, a leading manufacturer of engineered components for transportation markets, prior to its acquisition by Amsted Industries in 1999. Mr. Jean, 63, currently serves on the board of directors of Amsted Industries, Inc.
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"We are pleased to welcome Georgia and Raymond as strong new additions to our board of directors," said Russ M. Strobel, chairman, president and chief executive officer. "Their perspectives, combined with their diverse business backgrounds, will be valuable assets to Nicor as we work to execute our strategic plan and provide long-term value for our shareholders."

Ms. Nelson holds a BS from Pepperdine University and an MBA from the University of Southern California. Mr. Jean holds a BS in engineering physics from the University of Maine and an MBA from the University of Chicago.

Nicor Inc. (NYSE: GAS) is a holding company and is a member of the Standard & Poor's 500 Index. Its principal businesses are Nicor Gas, one of the nation's largest natural gas distribution companies, and Tropical Shipping, a containerized shipping business serving the Caribbean region and the Bahamas. Nicor also owns and has an equity interest in several energy-related businesses. For more information, visit the Nicor Web site at www.nicor.com.
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Caution Concerning Forward-Looking Statements
----------------------------------------------

This document includes certain forward-looking statements about the expectations of Nicor and its subsidiaries and affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "expect," "intend," "may," "planned," "potential," "should," "will," "would," "project," "estimate," "ultimate", or similar phrases. Actual results may differ materially from those indicated in the company's forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an Illinois Commerce Commission (ICC) review and U.S. Securities and Exchange Commission (SEC) and U.S. Attorney inquiries, and undue reliance should not be placed on such statements.

Other factors that could cause materially different results include, but are not limited to, weather conditions; natural disasters; natural gas and other fuel prices; fair value accounting adjustments; inventory valuation; health care costs; insurance costs or recoveries; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; tourism and construction in the Bahamas and Caribbean region; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, interpretations, methods, judgments or estimates; performance of major suppliers and contractors; labor relations; and acts of terrorism.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this filing.
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